UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2024 (November 19, 2024)

CHARLTON ARIA ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42386	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

221 W 9th St #848 Wilmington, DE 19801
(Address of principal executive offices)

909-214-2482

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, and one Right to acquire one-eighth of one Class A ordinary share	CHARU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CHAR	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-eighth of one Class A ordinary share	CHARR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01 Other Events.

As previously disclosed on a Current Report on Form 8-K filed on October 27, 2024, on October 25, 2024, Charlton Aria Acquisition Corporation (the “Company”) consummated the initial public offering (the “IPO”) of 7,500,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share (each, a “Class A Ordinary Share”), and one right (each, a “Right”), each one Right entitling the holder thereof to exchange for one-eighth of one Class A Ordinary Share upon the completion of the Company’s initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $75,000,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 240,000 units (the “Private Units”) to the Company’s sponsor, ST Sponsor II Limited (the “Sponsor”). Each Private Unit consists of one Class A Ordinary Share and one right. The Private Units were sold at a purchase price of $10.00 per Private Units, generating gross proceeds to the Company of $2,400,000. The Private Units are identical to the Units sold in the IPO, subject to limited exceptions as further described in the Final Prospectus (File No. 333-282313) filed by the Company on October 24, 2024. The Company also issued to the Clear Street LLC, the representative of the underwriters of the IPO (the “Representative”), 75,000 Class A Ordinary Shares as part of the underwriting compensation (the “Representative Shares”) on the closing of the IPO.

In connection with the IPO, the underwriters were granted an option to purchase up to 1,125,000 additional Units to cover over-allotments, if any (the “Over-allotment Option”). On November 19, 2024, the Representative exercised the Over-allotment Option in part, and purchased 1,000,000 Units (the “Option Units”), generating gross proceeds of $10,000,000. Simultaneously with the issuance and sale of the Option Units, the Company completed a private placement sale of 15,000 Private Units (the “Additional Private Units”) to the Sponsor at a purchase price of $10.00 Private Units, generating gross proceeds of $150,000. The Company also issued additional 10,000 Representative Shares to the Representative.

In connection with the offering of the Option Units and the sale of Additional Private Units, the proceeds of $10,025,000 from the proceeds of the offering of the Option Units and the sale of Additional Private Units were placed in the trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO, with Continental Stock Transfer & Trust Company acting as trustee.

The Company’s unaudited pro forma balance sheet as of October 25, 2024, reflecting the receipts of the proceeds of the offering of the Option Units and the sale of Additional Private Units on November 19, 2024, is included as Exhibit 99.1 to this Current Report on Form 8-K.

On November 19, 2024, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the Option Units.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
99.1	Unaudited Pro Forma Balance Sheet as of October 25, 2024.
99.2	Press Release, dated November 19, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlton Aria Acquisition Corporation

	By:	/s/ Yuanmei Ma
	Name:	Yuanmei Ma
	Title:	Chief Financial Officer

Date: November 21, 2024

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